UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2004

DWANGO NORTH AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-69006	84-1407365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W Mercer St., Suite 501
Seattle, Washington	98119
(Address of Principal Executive Offices)	(Zip Code)

(206) 832-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 14, 2004, Dwango North America Corp. (the “Company”) entered into a sub-lease contract with Microsoft Corporation whereby the Company will sub-lease approximately 15,000 square feet of office space in Seattle, WA for use as its headquarters site. The term of the lease is two years and the minimum lease commitment is approximately $527,000 for the entire lease term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2004
DWANGO NORTH AMERICA CORP.

	By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer

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